EXHIBIT 2.1

PROCES VERBAL

The foregoing and hereunto attached writ of SEIZURE AND SALE was received in my office on the 16th day of May, 2018, and on the 18th day of June, 2018, in execution thereof, I proceeded to seize and take into my possession the following property of the defendant, situated within the Parish of St. Landry, La., to wit:

Production from the Jay Butler No. 1 Well and the following Oil, Gas and Mineral Leases:

	Lessor	Lessee	Acreage	Date	Instrument Number

1A.	Jay Butler	Warhorse Oil & Gas, LLC	6.9034 acres	08/2/2013	1097826
1B.	Jill Castille Vezinat	Warhorse Oil & Gas, LLC	6.9034 acres	10/25/2013	1099477
2.	Alberta Savoie Miguez 1	Cardinal Exploration and Prod Company	7.3334 acres	09/25/2015	1095987
3.	Alberta Savoie Miguez 2	Cardinal Exploration and Prod Company	.423 acres	09/25/2015	1095989
4.	Alberta Savoie Miguez 3	Cardinal Exploration and Prod Company	.503 acres	09/25/2015	1095990
5.	Alberta Savoie Miguez 4	Cardinal Exploration and Prod Company	.487 acres	09/25/2015	1095991
6.	Joseph P. Herbert, et ux.	Cardinal Exploration and Prod Company	1.370 acres	11/16/2012	1096004
7.	Brandi Nicole Royer	Cardinal Exploration and Prod Company	.689 acres	11/16/2012	1096005
8A.	Milton LeBlanc, et al.	Sunset E&P, L.L.C.	55.00 acres	05/11/2005	944843
8B.	Milton LeBlanc, et al.	Cardinal Exploration and Prod Company	55.00 acres	03/25/2006	960933
8C.	Pearl Brown	Cardinal Exploration and Prod Company	55.00 acres	09/25/2012	1080831
8D.	Carroll LeBlanc	Cardinal Exploration and Prod Company	55.00 acres	09/25/2012	1080833
8E.	Ann Ruth Savoie and Alberta Miguez	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967763
8F.	Harold L. Savoie, et al.	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967764
8G.	Janel Leblanc	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967766
8H.	Kenneth Lewis Savoie, et al.	Cardinal Exploration and Prod Company	55.00acres	07/25/2006	967767
8I.	Walton Savoie, et al.	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967768
9.	Jubal Vallot, et ux.	Optimistic Energy, L.L.C.	1.21941 acres	07/12/2013	1098249
10.	Lucien J. Savoie, III, et ux.	Optimistic Energy, L.L.C.	16.88 acres	09/13/2013	1098791
11.	Steven Charles Premeaux, et al.	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1100100
12.	Evelyn Mary Premeaux	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1101287
13.	Michael Wayne Stoneburg, et al.	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1103152
14.	Brad Simpson and Patrick Henry Leblanc, et al	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1100101
15.	Jeannine Marie Leblanc Hunter	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1101286
16.	Danny Premeaux Guillot	Optimistic Energy, L.L.C.	16.88 acres	01/31/2014	1103153
17.	Brittany Flaugher	Optimistic Energy, L.L.C.	16.88 acres	01/31/2014	1106193

Together with any and all present and future buildings, constructions, component parts, improvements, attachments, appurtenances, fixtures, rights, ways, privileges, advantages, batture, and batture rights, servitudes and easements of every type and description, now and/or in the future relating to the Property, and any and all items and fixtures attached to and/or forming integral or component parts of the Property in accordance with the Louisiana Civil Code.

The Property or its address is commonly known as North Cankton Field, Butler No. 1 Well, Milton LeBlanc, et al. Well Nos. 2, 9 and 10, Cankton, LA 70584.

("Butler No.1 Property").

After having appointed BUSINESS FIRST BANK at Sheriff's keep of the afore-described property, on the 18th day of June, 2018, I caused written notice of said seizure to be served upon the defendant, setting forth substantially that I had seized said property as aforesaid; that after the delays prescribed by law, I would advertise the sale to take place at the principal front door of the Court House, Opelousas LA., St Landry Parish commencing on Wednesday, the 29th day of May, 2019, at 10:00 o'clock, A.M., for cash; and further summoning the said defendant to attend the sale at said time and place, and choose an appraiser to meet the appraiser of the plaintiff at the above designated place at 10:00 o'clock, A.M., on said day of sale, to estimate the value of the property seized.

On the 26th day of April and the 26th day of May, 2019, I caused the sale of said property to be advertised in the English language in the Daily World, a newspaper published weekly at Opelousas, La., and having a general circulation in the Parish of St. Landry, which advertisement having appeared in the issues of said newspaper for a period of more than 30 days, exclusive of the delays prescribed by law, giving public notice of said seizure and of my purpose to sell said property at the time and place designated in the aforesaid notice of seizure as all of which will more fully be made to appear by reference to the written appointment of said Sheriff's keeper and his acceptance thereof endorsed on the reverse side of said document, the aforesaid notice of seizure to appoint an appraiser, together with return showing.

On Friday the 24th day of August, 2018, at 10 o'clock a.m., I caused the afore-described property to be appraised by James Veazey, on behalf of the plaintiff, and Joe Philips, on behalf of defendant, who, after having been by me duly sworn according to law, valued the same at the price of $892,510.00, as appears by reference to their proces-verbal of appraisement, hereunto annexed, made part hereof.

The hour of 10 o'clock a.m., having arrived on said day of sale, I repaired to the place hereinabove designated for the sale of said property, and in the presence of the bystanders there assembled, read in a loud and audible tone of voice the following specified documents, in the order following, to wit: 18-C-2176-A

1st, the foregoing writ of SEIZURE AND SALE; 2nd, the aforesaid newspaper advertisement of sale, and 3rd, the mortgage certificate this day furnished me by the Clerk of Court and Ex-Officio Recorder, in and for the Parish of St. Landry, La., showing certain encumbrances bearing on said property, which certificate is hereunto annexed, made part hereof.

And in pursuance of the requirements of La. Code of Civil Procedure (Art. 2335) before commencing the crying of the afore-described property for sale, I announced to the bystanders, in a loud and audible tone of voice, that the said property would be sold subject to all privileges and hypothecations of whatsoever kind they may be, with which same is burdened, and with the condition that the purchaser should pay in my hands whatever portion of the price for which the property should be adjudicated, which might exceed the amount of the privileges and special mortgages to which said property is subject.

On the terms and conditions aforesaid, I propose that a bid should be made for the afore-described property, and began crying out the same for sale in a loud and audible tone of voice, when, after so crying said property for a sufficient length of time, I sold and adjudicated the above described property to EMPIRE LOUISIANA LLC being the last and highest bidder for the sum of $595,006.67, cash in hand which amount I hereby acknowledge to have received and settled as follows, to wit:

TOTAL AMOUNT SALE:	AMOUNT OF WRIT:

TOTAL COSTS:	$21,408.10	Principal #1:	$2,343,714.99

Sheriff's costs:	518.90	Interest #1: (12/16/17–5/29/19	724,600.10
Sheriff's commission:	17,850.20	Interest thru 10/17/17):	75,646.52
Clerk's costs	2,520.00	Additional Interest thru 12/15/17):	72,295.86
Gannett Newspapers of LA:	519.00	Attorney Fees thru 12/15/17):	34,500.00
(DW: 4-26-19 & 5-26-19) (2T)		Total on Principal #1:	$3,250,757.17
Appraisers: James Veazey (Pd by Plaintifff)
Joe Phillips (Pd 8-30-18 $1,000.00)		Principal #2:	$ 979,658.05
Prop Taxes (2018) 1226126534 (Pd 1-7-19 $5,227.64)		Interest #2: (12/16/17-5/29/19) Interest #2: (12/16/17-5/29/19)	302,879.10 32,060.58
		Additional Interest thru 12/15/17):	33,145.26
		Total on Principal #2:	$1,347,742.99

		Grand Total Amount of Writ:	$4,598,500.16
		Amount Credited on Writ:	575,073.77
		Balance UN satisfied:	$4,023,426.39

Now, therefore, having completed said sale and having collected the costs as set forth above, and made the said payments, and having executed a formal deed in evidence of the adjudication herein made, and having applied the amount of FIVE HUNDRED SEVENTY-FIVE THOUSAND SEVENTY-THREE & 77/100 on said writ, I hereby return this writ UNSATISFIED in the amount of $4,023,426.39.

PURSUANT to the authority vested in me by the laws of this State, I hereby authorize the Clerk of Court of this Parish to erase from the mortgage records of his office all encumbrances listed on the certificate of mortgage in so far as the herein property is concerned.

IN TESTIMONY WHEREOF:  I hereunder affix my hand and seal at Opelousas, St. Landry Parish, Louisiana this 29th day of May, 2019, in the presence of the undersigned witnesses:

/s/ Allison Sibille	/s/ Bobby J. Guidroz
Sheriff

/s/ Debbie Hutto

SHERIFF'S DEED

STATE OF LOUISIANA
PARISHOF ST. LANDRY

WHEREAS, I, Bobby J. Guidroz, Sheriff of St. Landry Parish, Louisiana, by virtue of a writ of SEIZURE AND SALE issued out of the 27th Judicial District Court of Louisiana, holding sessions in and for the Parish of St. Landry in the cause entitled BUSINESS FIRST BANK VS WARHORSE OIL 7 GAS, LLC THROUGH ITS REGISTERED AGENT, JONA S. KENT, No. 18-C-2176-A, Civil, Docket, 27th Judicial District Court, St. Landry Parish, Louisiana, and to me directed against the following described property, to wit:

Production from the Jay Butler No. 1 Well and the following Oil, Gas and Mineral Leases:

	Lessor	Lessee	Acreage	Date	Instrument Number

1A.	Jay Butler	Warhorse Oil & Gas, LLC	6.9034 acres	08/2/2013	1097826
1B.	Jill Castille Vezinat	Warhorse Oil & Gas, LLC	6.9034 acres	10/25/2013	1099477
2.	Alberta Savoie Miguez 1	Cardinal Exploration and Prod Company	7.3334 acres	09/25/2015	1095987
3.	Alberta Savoie Miguez 2	Cardinal Exploration and Prod Company	.423 acres	09/25/2015	1095989
4.	Alberta Savoie Miguez 3	Cardinal Exploration and Prod Company	.503 acres	09/25/2015	1095990
5.	Alberta Savoie Miguez 4	Cardinal Exploration and Prod Company	.487 acres	09/25/2015	1095991
6.	Joseph P. Herbert, et ux.	Cardinal Exploration and Prod Company	1.370 acres	11/16/2012	1096004
7.	Brandi Nicole Royer	Cardinal Exploration and Prod Company	.689 acres	11/16/2012	1096005
8A.	Milton LeBlanc, et al.	Sunset E&P, L.L.C.	55.00 acres	05/11/2005	944843
8B.	Milton LeBlanc, et al.	Cardinal Exploration and Prod Company	55.00 acres	03/25/2006	960933
8C.	Pearl Brown	Cardinal Exploration and Prod Company	55.00 acres	09/25/2012	1080831
8D.	Carroll LeBlanc	Cardinal Exploration and Prod Company	55.00 acres	09/25/2012	1080833
8E.	Ann Ruth Savoie and Alberta Miguez	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967763
8F.	Harold L. Savoie, et al.	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967764
8G.	Janel Leblanc	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967766
8H.	Kenneth Lewis Savoie, et al.	Cardinal Exploration and Prod Company	55.00acres	07/25/2006	967767
8I.	Walton Savoie, et al.	Cardinal Exploration and Prod Company	55.00 acres	07/25/2006	967768
9.	Jubal Vallot, et ux.	Optimistic Energy, L.L.C.	1.21941 acres	07/12/2013	1098249
10.	Lucien J. Savoie, III, et ux.	Optimistic Energy, L.L.C.	16.88 acres	09/13/2013	1098791
11.	Steven Charles Premeaux, et al.	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1100100
12.	Evelyn Mary Premeaux	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1101287
13.	Michael Wayne Stoneburg, et al.	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1103152
14.	Brad Simpson and Patrick Henry Leblanc, et al	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1100101
15.	Jeannine Marie Leblanc Hunter	Optimistic Energy, L.L.C.	16.88 acres	09/30/2013	1101286
16.	Danny Premeaux Guillot	Optimistic Energy, L.L.C.	16.88 acres	01/31/2014	1103153
17.	Brittany Flaugher	Optimistic Energy, L.L.C.	16.88 acres	01/31/2014	1106193

Together with any and all present and future buildings, constructions, component parts, improvements, attachments, appurtenances, fixtures, rights, ways, privileges, advantages, batture, and batture rights, servitudes and easements of every type and description, now and/or in the future relating to the Property, and any and all items and fixtures attached to and/or forming integral or component parts of the Property in accordance with the Louisiana Civil Code.

The Property or its address is commonly known as North Cankton Field, Butler No. 1 Well, Milton LeBlanc, et al. Well Nos. 2, 9 and 10, Cankton, LA 70584.

("Butler No.1 Property").

and having exposed the same to public sales, according to law, being the first exposure for cash, the conditions previously advertised, according to law, and made known to the bidders previously to offering of the said property for sale, and also made known that this property was subject to certain mortgages and encumbrances, by reading and exhibiting Certificate of the Recorder of Mortgages of the Parish of St. Landry, Louisiana, bearing the date of MAY 29, 2019, when on which conditions EMPIRE LOUISIANA LLC, 1203 E. 33rd STREET, SUITE 250, TULSA, OK 74105 became the purchaser thereof for the sum of Five Hundred Ninety-Five Thousand Six Dollars & 67/100 ($595,006.67) Dollars which I hereby acknowledge to have received.

NOW THEREFORE, Know All Men by These Presents that I, the said Sheriff, do in consideration of the premises, and by virtue of the law in such cases, made and provided, bargain, sell, assign and set over to the said EMPIRE LOUISIANA LLC his/her heirs and assigns, all of the above described property, and all of the right, title and interest or demand which the said WARHORSE OIL & GAS, LLC, on the 29th day of May, 2019, or at any time since, had in or to the above described property or any part thereof, to hold the same to the said EMPIRE LOUISIANA LLC, his/her heirs, and assigns, forever.

IN TESTIMONY WHEREOF, I have hereto set my hand and seal at the City of Opelousas, St. Landry Parish, Louisiana, on this, the 29th day of May, 2019.

SIGNED AND SEALED AND DELIVERED
In the presence of:

/s/ Allison Sibille	/s/ Bobby J. Guidroz
Sheriff

/s/ Debbie Hutto